                         CONFIDENTIAL TREATMENT REQUESTED

    The Company has requested confidential treatment of certain portions of this exhibit on pages 1, 2, 3 and 4 of the Amendment between St. Jude Medical, Inc. and Heartport, Inc. dated as of January 31, 1997.

    *Confidential portion has been omitted and filed separately with the Commission.


                                    AMENDMENT


This Amendment (the "Amendment") is made effective the 31st day of January, 1997 (the "Amendment Date") by and between St. Jude Medical, Inc. ("SJM"), a Minnesota corporation, whose principal offices are located at One Lillehei Plaza, St. Paul, Minnesota 55117 and Heartport, Inc., a Delaware corporation, whose principal offices are located at 200 Chesapeake Drive, Redwood City, California 94063 ("Heartport"). This Amendment is the first amendment to that certain Agreement by and between SJM and Heartport dated as of September 11, 1995 (the "Agreement"). All terms of such Agreement not modified hereby shall remain in full force and effect. As set forth in Section 14.9 of the Agreement, the Agreement as amended by this Amendment, together with the documents mentioned in Section 14.9, shall constitute the entire agreement of the parties relating to its subject matter. All capitalized terms not defined herein shall have the meanings given them in the Agreement.

The parties, intending to be legally bound, agree to the following amendments to the Agreement:

With respect to Section 2.1 regarding the Note dated September 11, 1995 executed by Heartport in favor of SJM and attached as Exhibit A to the Agreement (the "Note"), the parties agree that all conditions under the heading Reduction of Note were met on September 30, 1996 and the Note's balance of [*] shall be deemed to be non-interest bearing, nonrefundable, prepaid royalties of SJM to Heartport in accordance with the terms of the Note, the Agreement and this Amendment.

With respect to Section 2.2, the parties agree that SJM shall not be obligated to pay Heartport [*] as non-interest bearing, nonrefundable, prepaid royalties.

Section 5.1 is deleted in its entirety and replaced with the following:

     5. 1 MINIMUM ROYALTY. Notwithstanding any other sections of this Agreement, in the event the royalty payment calculated under
               Section 5.2 is less than the minimum royalty set forth in this
               Section 5.1, SJM will pay Heartport a minimum royalty of [*] per each CCVDS Transferred (defined below) to a third party worldwide unless Heartport agrees in writing to a different minimum royalty level. For each CCVDS Transferred to any third party worldwide, [*].

Section 5.2 is deleted in its entirety and replaced with the following:

                         CONFIDENTIAL TREATMENT REQUESTED

    *Confidential portion has been omitted and filed separately with the Commission.


     5. 2 ROYALTY FORMULA. For each CCVDS Transferred to any third party worldwide, SJM shall pay Heartport a royalty equal to the greater of (i) [*] of [*] of each CCVDS sold in the country of such third party and the [*] of the counterpart SJM Prosthesis designed and intended for use in conventional open heart valve replacement and repair procedures (a "Counterpart Conventional Prosthesis") in that same country or (ii) where SJM does not offer for sale a Counterpart Conventional Prosthesis in the country of such third party, [*] of [*] of each CCVDS sold in the country of such third party and the [*] of a Counterpart Conventional Prosthesis last sold in that country adjusted by the [*] of other SJM products in that country or, if no such SJM products are sold in such country, the [*] of other SJM products in a country with similar pricing. The total royalty payment obligation for each CCVDS type (e.g., SJM-Registered Trademark- Mechanical Heart Valve, SJM-Registered Trademark-Master Series, SJM-Registered Trademark- Hemodynamic Plus Series, SJM-Registered Trademark- Annuloplasty Ring, etc.) in each country shall be calculated as follows:

               [*]

               Total royalty payments in each quarter will be calculated by summing royalty payment obligations for all CCVDS types in all countries in which CCVDSs are Transferred. [*] shall be recalculated each calendar quarter. Example: The [*] of a CCVDS incorporating an SJM-Registered Trademark- Masters Series Mechanical Heart Valve in France during the third calendar quarter of 1997 is [*]. The [*] of the counterpart SJM-Registered Trademark- Masters Series Mechanical Heart Valve intended for use in conventional open procedures in France during that same quarter is [*]. The royalty payment obligation for each CCVDS incorporating an SJM-Registered Trademark- Masters Series Mechanical Heart Valve in France during the third calendar quarter of 1997 is [*].

Section 5.3 is deleted in its entirety and is reserved.

Section 5.4 is deleted in its entirety and replaced with the following:

     5. 4 The parties, after considering a number of alternatives, have agreed that, for mutual convenience, and in lieu of negotiating milestone payments, technology transfer fees and the like, that subject to the suspension provision of Section 5.9, [*], as a technology fee for sales [*], provided that if the sale were to occur in the United States, a patent royalty would be owed and that the duty to pay the technology fee (as opposed to the [*] in each country [*] a) when a Licensed Patent issues covering such sales in the country or b) when a [*] (i.e. a closed-chest valve delivery system consisting of a prosthesis and a prosthesis holder, each of which is manufactured and intended for use in a closed-chest valve delivery system), manufactured and marketed by [*] bound by agreement with Heartport to pay a comparable fee meeting the standards of Section 5.10, becomes available in that country.

                         CONFIDENTIAL TREATMENT REQUESTED

    *Confidential portion has been omitted and filed separately with the Commission.


Section 5.10 is deleted in its entirety and replaced with the following:

     5.10 MOST FAVORED LICENSEE STATUS. (i) PRODUCTS NOT INCORPORATING A [*]. Heartport will not grant to any other licensee receiving a license to make, use or sell Less Invasive Prosthesis Holders or closed-chest valve delivery systems (which shall be defined as a CCVDS which includes a non-SJM Prosthesis that incorporates a valve product other than a [*] instead of an SJM Prosthesis) in the field of closed-chest valve repair or replacement a license [*] than those extended to SJM in this Agreement or under [*] less restrictive than those extended to SJM, unless those terms are similarly extended to SJM with respect to [*] granted to such other licensee. In the event Heartport grants a license covered by this Section 5.10, Heartport shall provide SJM written notice of such License within thirty (30) days of grant. Such notice should include a certification that such other agreement does not require Heartport to grant a [*] to SJM under this Section 5.10. (ii) PRODUCTS INCORPORATING A [*]. Notwithstanding the foregoing, the parties agree that Heartport may, without restriction, grant licenses to make, use or sell Less Invasive Prosthesis Holders or closed-chest valve delivery systems that incorporate a [*]. In the event that Heartport grants such a license with respect to [*] to one or more third parties, Heartport agrees that, at such time as SJM has completed the design and/or regulatory approval process for a [*] to be utilized in a closed-chest valve delivery system in any country, at the request of SJM Heartport must grant SJM a license with respect to [*]

6.   DELIVERY HANDLE.

     All sections, Section 6.1 through Section 6.5 are deleted in their entirety and are reserved.

                         CONFIDENTIAL TREATMENT REQUESTED

    *Confidential portion has been omitted and filed separately with the Commission.


Section 14.10 is added in its entirety:

     14.10 RENEGOTIATION. After the [*] anniversary of the Amendment Date, SJM shall have the right to request renegotiation of the [*] set forth in [*]; provided, however, that any amendment to the Agreement resulting from such negotiations shall be [*]

Section 15.1 is deleted in its entirety and replaced with the following:

     15. 1 CCVDS. "CCVDS" shall consist of no more than one of each of the following: an SJM Prosthesis and a Less Invasive Prosthesis Holder.

Section 15.3 is deleted in its entirety and replaced with the following:

     15. 3 HEARTPORT PORT-ACCESS DELIVERY HANDLE. "Heartport Port-Access Delivery Handle" and the "Handle" shall mean a handle developed and manufactured by Heartport or its designee.

Section 15.5 is deleted in its entirety and replaced with the following:

     15. 5 LESS INVASIVE PROSTHESIS HOLDER. "Less Invasive Prosthesis Holder" shall mean prosthesis holders compatible with a Heartport Port-Access Delivery Handle or covered by Heartport patents, including, but not limited to, prosthesis holders covered by Heartport method patents when sale of the prosthesis holder in the absence of a license would constitute contributory infringement of such patents.

Section 15.14 is added in its entirety:

     15.14     [*] shall mean a [*]. This includes, but is not limited to, [*].

Section 15.15 is added in its entirety:

     15.15     [*] shall mean any [*] whose primary function is to [*].

Section 15.16 is added in its entirety:

                         CONFIDENTIAL TREATMENT REQUESTED


     15.16 TRANSFERRED OR TRANSFER. "Transferred" or "Transfer" shall mean a transaction in which the title of a CCVDS is transferred for compensation or as part of an agreement. Transfer includes, but is not limited to, a valve transferred as part of a VIP agreement. Transfer excludes consigned inventory and product donated for humanitarian or scientific purposes.


                     [The remainder of this page is blank.]

                         CONFIDENTIAL TREATMENT REQUESTED


IN WITNESS WHEREOF, authorized representatives of the parties have executed this Amendment to the Agreement as of the Amendment Date.


HEARTPORT, INC.                         ST. JUDE MEDICAL, INC.


/s/ Wesley D. Sterman, M.D.             /s/ Ronald A. Matricaria
-------------------------------------   ----------------------------------------
Wesley D. Sterman, M.D.                 Ronald A. Matricaria
President and Chief Executive Officer   President and Chief Executive Officer